UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

CARROLLTON BANCORP

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

(1)
Title of each class of securities to which transaction applies: (i) Carrollton Bancorp (“Carrollton”) common stock, par value $1.00 per share (“Common Stock”) and (ii) 9,201 shares of Carrollton Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $1.00 per share (“TARP Shares”).

(2)
Aggregate number of securities to which the transaction applies: (i) 2,579,388 shares of Common Stock, consisting of (x) 1,289,694 issued and outstanding shares of Common Stock with respect to which a cash election may be made (the “Cash Election Shares”) and (y) 7,860,812 shares of Common Stock to be issued to shareholders of Jefferson Bancorp, Inc. (“Jefferson”) (the “Newly Issued Shares”); (ii) the TARP Shares and (iii) an outstanding warrant, dated February 13, 2009, to purchase 205,379 shares of Common Stock (“TARP Warrant”).

Carrollton assumes that the number of Cash Election Shares will represent approximately, but not more than, one-half of the 2,579,388 total shares of Common Stock issued and outstanding on the date hereof.  The number of Newly Issued Shares is based on a fixed exchange ratio of 2.2217 as described in the Agreement and Plan of Merger, dated as of April 8, 2012, as amended May 7, 2012, by and among Carrollton, Jefferson and Financial Services Partners Fund I, LLC (“FSPF”), pursuant to which Jefferson will, subject to certain conditions, merge with and into Carrollton, with Carrollton as the surviving company (the "Merger").  The Newly Issued Shares include (x) 2,620,000 issued and outstanding shares of Jefferson common stock and (y) the Jefferson common stock subject to the investment by FSPF in Jefferson immediately prior to the merger.

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: The following calculation of the underlying value of the transaction is made solely for the purpose of determining the filing fee. As calculated pursuant to Exchange Act Rule 0-11, the underlying value of the transaction is $49,265,365.80, which amount is the sum of (i) the product of the number of Cash Election Shares and the cash election price of $6.20, and (ii) the product of the Newly Issued Shares and $5.25 (the value of one share of common stock, based on the average of high and low prices of Common Stock as reported on the NASDAQ Global Market on June 4, 2012).

(4)	Proposed maximum aggregate value of transaction: N/A

(5)	Total fee paid: $9,853.07

☐	Fee paid previously with preliminary materials.

☒
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: 9,853.07

(2)	Form, Schedule or Registration Statement No.: Schedule 14A

(3)	Filing Party: Carrollton Bancorp

(4)	Date Filed: June 12, 2012 and July 10, 2012

Carrollton Bancorp sent the following letter to its shareholders on August 10, 2012

Carrollton Bancorp
7151 Columbia Gateway Drive, Suite A
Columbia, Maryland   21046

August 13, 2012

Dear Fellow Shareholders:

It is only a few weeks until our Special Meeting of Shareholders, and I am writing to remind you that it is important for you to cast your vote. The primary issue being considered at the meeting is our proposed combination with Jefferson Bancorp, Inc. We believe that the Post-Merger Carrollton Bancorp will have a strong capital base, which will permit it to expand its business within Maryland and beyond, and to increase its opportunities for sound and profitable growth.

The Carrollton Board of Directors has unanimously approved the agreement and plan of merger with Jefferson and encourages you to vote “FOR” its approval and adoption. In order for the merger to be approved, at least 66 2/3 of all outstanding shares must vote in its favor.

I encourage you to review this and the other proposals listed on the enclosed proxy form, and to vote your shares today by completing and returning the proxy form via U.S. mail using the enclosed postage paid envelope. More detailed information about each of these proposals was included in the proxy material that was mailed to you on or about July 16, 2012.

If you have any questions or need assistance, please contact our proxy solicitor,  AST Phoenix Advisors, at 1-877-478-5038.

Regardless of the number of shares you own, it is important that you cast your vote and make your voice heard on these important matters regarding our company. I thank you for your investment in Carrollton and look forward to seeing those of you who attend the Special Meeting.

/s/ Robert A. Altieri

Robert A. Altieri
President and Chief Executive Officer
CARROLLTON BANCORP

Forward-Looking Statements

Certain statements in this filing constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of the current beliefs, expectations and assumptions of the management of Carrollton regarding future events and are subject to significant risks and uncertainty. Statements regarding our expected performance in the future are forward-looking statements. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Carrollton undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except required by law. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined companies or the price of Carrollton Common Stock. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to: the ability of the parties to consummate the Merger and the satisfaction of the conditions precedent to consummation of the Merger, including the ability to secure regulatory approvals at all or in a timely manner; the ability to successfully integrate Jefferson’s and Carrollton’s operations, and the other risks and important factors contained and identified in Carrollton’s most recent Annual Report on Form 10-K filed by Carrollton with the SEC on March 13, 2012 and other SEC filings of Carrollton that could cause actual results to differ materially from the forward-looking statements.

Additional Information About the Merger and Where to Find It

In connection with the Merger, Carrollton has filed with the SEC a proxy statement which was sent to the shareholders of Carrollton seeking their approval of the Merger. In addition, Carrollton may file other relevant documents concerning the Merger with the SEC. Carrollton shareholders are urged to read the proxy statement and other relevant documents when they become available because they will contain important information about the Merger.

Carrollton shareholders may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Carrollton shareholders may also obtain free copies of these documents by directing a request by telephone or mail to Carrollton Bancorp, 7151 Columbia Gateway Drive, Suite A, Columbia, Maryland 21046 (telephone: (410) 312-5400 or by accessing these documents at Carrollton’s website: http://www.carrolltonbank.com under “About Us/Investor Relations/SEC Filings.” The information on Carrollton’s website is not, and shall not be deemed to be, a part of this report or incorporated into other filings made with the SEC.

Carrollton, Jefferson and their respective directors, executive officers and members of management may be deemed to be participants in the solicitation of proxies from the shareholders of Carrollton in connection with the Merger. Information about the directors and executive officers of Carrollton is set forth in the definitive proxy statement for its 2012 annual meeting of shareholders filed with the SEC on March 30, 2012.  Additional information regarding the interests of these participants and other persons who may be deemed participants in the Merger may be obtained by reading the proxy statement regarding the Merger.